Exhibit 10.40

Optionee:

Shares:

Date:

INCENTIVE STOCK OPTION AGREEMENT

Under the Jameson

2003 Stock Incentive Plan

THIS AGREEMENT, made and entered into as of             , by and between Jameson Inns, Inc., a Georgia corporation (“Company”), and the below named key full-time officer or employee (“Optionee”) of the Company;

WHEREAS, in consideration of the presently existing employment relationship between the Company and the Optionee, and as an additional inducement to Optionee to remain in the employ of the Company and in order to provide a means for Optionee to acquire a proprietary interest in the Company, it is agreed between the Company and Optionee as follows:

1. The following are definitions of certain terms as used in this Option Agreement:

(a) “Plan” shall mean the Jameson 2003 Stock Incentive Plan, including any amendments thereto.

(b) “Optionee” shall mean .

(c) “Option Shares” shall mean shares of the $.10 par value Common Stock of the Company.

(d) “Expiration Date” shall mean             .

(e) “Committee” shall mean the Committee provided for in the Plan.

2. The Company hereby grants to Optionee, subject to the provisions hereinafter contained, and in particular the provisions of Paragraph 6 hereof, the right and option to purchase all or any part of the Option Shares on or before the Expiration Date; provided, however, that said option shall mature and become exercisable in five cumulative annual installments of shares each on the first five anniversaries of the date of this Agreement and that no additional installments shall mature after Optionee’s death or after any date on which Optionee ceases to be an employee of the Company for any reasons whatsoever, whichever first occurs. No exercise as to a portion of the Option Shares shall preclude a later exercise or exercises as to additional portions of the matured installments. The unexercised portion of each installment may be accumulated from year to year. The option shall be exercisable only (i) as provided in paragraph 3(b) hereof, (ii) during such time as the Optionee remains in the employ of the Company, (iii) during the 30 day period following the date Optionee’s employment with the Company is terminated, (iv) in the event of disability (for purposes of this Agreement, Optionee shall be considered disabled if he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months) during employment, until the earlier of the Expiration Date or one year after the Optionee’s death, or (v) in the event of death during employment, until the later of the Expiration Date or one year after the Optionee’s death; provided, however, that in the event of disability or death, such option shall be exercisable only with respect to the portion thereof accrued to the date of such disability or death, whichever is earliest.

3. The foregoing option shall be subject to the following terms and conditions:

(a) Exercise Price. The price to be paid for each of the Option Shares with respect to which the option is exercised, shall be $            .

(b) Exercise of Option. The option to purchase the Option Shares shall be exercisable as specified herein and in the Plan. Payment of the exercise price for the number of shares as to which the option is being exercised shall be by cash or check and in full on the date of exercise or through the delivery of Shares previously held by Optionee for at least six months and having a Fair Market Value (as defined in the Plan) equal to the full amount of the exercise price or by a combination of such methods; provided, however, that in lieu of paying the exercise price (or portions thereof) in cash or through the delivery of previously held Shares, Optionee may elect to have Shares withheld from the Shares deliverable upon such exercise if such election is delivered to the Company in writing either (i) at least six months prior to the date of exercise (the “Exercise Date”) or (ii) prior to the Exercise Date and in any ten day period beginning on the third business day following the release of the Company’s quarterly or annual summary statement of sales and earnings. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the exercise price obligation not satisfied by the payment of cash or delivery of previously held Shares. The option shall not be exercisable with respect to fractions of a share.

(c) Notice of Exercise. Each exercise of the option herein granted shall be by written notice to Jameson. Each such notice shall state the number of Option Shares with respect to which the Option is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the shares will be delivered and payment made therefor at the principal offices of the Company. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for delivery of such shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to pay for the number of shares specified in such notice on the date set forth therein, subject to such date being extended as provided above, the Option shall terminate with respect to such number of shares, but shall continue with respect to the remaining shares covered by this Agreement and not yet acquired by exercise of the Option or any portion thereof.

(d) Investment Representation. If stock issued pursuant to exercise of this option has not been registered under the Securities Act of 1933, as amended, and in the opinion of counsel for the Company such stock can be issued without such registration only in a so-called “private placement” (i.e., “transactions by an issuer not involving any public offering” exempted by Section 4(a) of said Act, so that such stock constitutes so-called “investment stock”), Optionee agrees to represent and warrant in writing at the time of any exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and further agrees that shares so acquired may be appropriately legended and will be sold or transferred only in accordance with the rules and regulations of the Securities and Exchange Commission or any applicable law, regulation, or rule of any governmental agency.

(e) Taxes. Optionee shall pay all original issue or transfer taxes and all other fees and expenses incident to the issue, transfer, or delivery of stock pursuant to this option.

(f) Nonassignability. The Option shall be exercisable during Optionee’s lifetime only by Optionee, and shall not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any such assignment, transfer, pledge, hypothecation, sale or other disposition being void and of no effect; provided, however, that the Option shall be transferable by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and which satisfies Section 414(p)(1)(A) of the Code.

(g) No Rights Until Issue. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option, until the issuance to the Optionee of the stock certificate or certificates representing such shares.

(h) Anti-dilution. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization of the Company, the number of Option Shares and the exercise price shall be subject to appropriate adjustments as described in the Plan.

The Option is also subject to, and by accepting and executing this Agreement Optionee agrees to be bound by, all of the terms, provisions, limitations and conditions of the Plan.

4. Cancellation. The Committee may elect to cancel the Option at any time prior to the exercise of the Option, as described in Section 14 of the Plan.

5. The Plan. Optionee acknowledges receipt of a copy of the Plan and the Plan Amendments and represents that he/she is familiar with the terms and provisions thereof and hereby accepts the Option represented hereby subject to all such terms and provisions.

6. Withholding. Optionee will be required to pay to the Company for remittance to the appropriate taxing authorities an amount necessary to satisfy Optionee’s portion of federal, state and local income taxes, if any, incurred by reason of the exercise of an Option and agrees that payment of such portion of taxes shall be a condition precedent to the exercise of any Option hereunder. Upon the exercise of an Option requiring tax withholding, Optionee may elect to have shares of Common Stock withheld from the shares deliverable upon such exercise if such election is delivered to the Committee in writing either (a) at least six months prior to the date the amount of the tax to be withheld is determined (the “Tax Date”) or (b) prior to the Tax Date and in any ten business day period beginning on the third business day following the release of the Company’s quarterly or annual summary statement of sales and earning. The number of shares so withheld shall have an aggregate Fair Market Value (as defined in the Plan) on the date of exercise sufficient to satisfy the applicable tax withholding requirements.

7. Employment. Nothing in the Plan or in this Agreement shall confer upon Optionee any right to continued employment as an employee of the Company or interfere in any way with the right of the Company to terminate Optionee’s employment at any time.

8. Transferability of Shares of Common Stock. In the event a registration statement with respect to the issuance of Option Shares to Optionee upon the exercise of the Option or any portion thereof is not in effect at the time of such issuance of Option Shares by the Company, then at the time of the proposed transfer of Option Shares, Optionee shall not offer, sell, hypothecate, transfer or otherwise dispose of any of the Option Shares issued pursuant to the exercise of the Option or any portion thereof unless either (a) a registration statement with respect to such Option Shares is then in effect under the Securities Act, and any applicable state securities laws, and such offer, sale, transfer or other disposition is accompanied by a prospectus relating to such registration statement and meeting the requirements of the Securities Act; or (b) counsel satisfactory to the Company renders an opinion in writing, addressed to the Company and acceptable to the Company and its counsel, to the effect that, in the opinion of such counsel, such proposed offer, sale, transfer or other disposition of such Option Shares is exempt from the provisions of Section 5 of the Securities Act and the applicable state securities laws in view of the circumstances of such proposed offer, sale, transfer or other disposition.

9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

EXECUTED as of the day and year first above written.

“Jameson”

JAMESON INNS, INC.

By
Thomas W. Kitchin, Chief Executive Officer

“Optionee”